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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                        ADVANCED ENVIROTECH SYSTEMS. INC.
                        ---------------------------------

         THE UNDERSIGNED natural person, of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the Corporation is ADVANCED ENVIROTECH SYSTEMS, INC.

                                   ARTICLE TWO

         The Corporation will have perpetual existence.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is Ten Thousand (10,000) shares, Ten Thousand (10,000) shares of which will be shares of Common Stock, having a par value of One Dollar and No/ 100 ($1.00) per share, and zero (0) shares of which will be shares of preferred stock, having a par value of Zero Dollars and No/ 100 ($.0) per share.

         Preferred stock may be issued in one or more series as may be determined form time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

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                                  ARTICLE FIVE

         No shareholder of the Corporation will, solely by reason of his holding shares of any CLASS, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                   ARTICLE SIX

         In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of shareholders may be called at the request of the holders of at least twenty-five percent (25%) of all shares issued, outstanding and entitled to vote.

                                  ARTICLE SEVEN

         With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third (1/3) of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

                                  ARTICLE EIGHT

         Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                  ARTICLE NINE

         Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

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                                   ARTICLE TEN

         Any action that under the provisions of the Texas Business Corporation Act would, but for this Article Ten, be required to be authorized by the affirmative vote of the holders of any specific portion of the shares of the Corporation will require the approval of the holders of a majority of the shares of the Corporation entitled to vote on that matter.

                                 ARTICLE ELEVEN

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                 ARTICLE TWELVE

         (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons who it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such a person.

         (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                ARTICLE THIRTEEN

         To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article Thirteen will not increase the personal liability of any director of the

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Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article Thirteen shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article Thirteen.

                                ARTICLE FOURTEEN

         The Corporation will not commence business until it has received for the issuance of shares consideration of the value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                 ARTICLE FIFTEEN

         The street address of the Corporation's initial registered office is 4956 Sandestin Drive, Dallas, Texas 75287, and the name of its initial registered agent at that address is MATTHEW FLEEGER.

                                 ARTICLE SIXTEEN

         The number of directors constituting the initial Board of Directors of the Corporation is one (1) and the name and address of such person, who is to serve as director until the first annual meeting of the shareholders or until his successors are elected and qualified, is:


     NAME                                                      ADDRESS
     ----                                                      -------
Matthew Fleeger, President                                   4956 Sandestin Drive
                                                             Dallas, Texas 75287


         Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.

                                ARTICLE SEVENTEEN

                  The name and address of the incorporator is:


     NAME                                                      ADDRESS
     ----                                                      -------
Matthew Fleeger, President                                   4956 Sandestin Drive
                                                             Dallas, Texas 75287


         EXECUTED as of the 14th day of October, 1993


                                                     /s/ Matthew Fleeger
                                                     --------------------------
                                                     MATTHEW FLEEGER